UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2013

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9810 Summers Ridge Road, Suite 110 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements or Certain Officers

(c)

Appointment of Chief Medical Officer

Effective December 11, 2013, OncoSec Medical Incorporated (the “Company”) appointed Robert Pierce as its Chief Medical Officer and Vice President, Research and Development.

Prior to joining the Company, Dr. Pierce, 49, was Executive Director at Merck Research Labs, where Dr. Pierce spent almost seven years leading a 20—person team, dedicated to developing disease-oriented and tissue-based translational medicine platforms.  Dr. Pierce was responsible for contributions to multiple IND applications, including biomarker development programs such as the anti-PD-L1 immunohistochemistry assay supporting Merck’s MK-3475 trials. In addition, Dr. Pierce was instrumental in designing two Phase 2 anti-PD-1 (MK-3475) oncology studies.  Prior to focusing on immunomodulatory receptor (IMR) programs, Dr. Pierce is well regarded for his career-long research into mechanisms of immune tolerance as well as recent drug development experience, most notably being a key member of the global development team behind Merck’s FDA-designated “breakthrough” anti-PD-1 program (MK-3475).

From 2001 to 2007, before leaving academics to join industry, Dr. Pierce held several leadership positions at the University of Rochester School of Medicine, including Director of the Autopsy Service at Strong Memorial Hospital. From practicing as a staff pathologist to developing the graduate curriculum in patho-mechanism of disease, to acting as the principal investigator of a RO1-funded research lab, Dr. Pierce played an important role in the university’s clinical and academic research programs. He continues to act as an adjunct professor at the university to this day.

He is the co-author of over fifty peer-reviewed journal articles and book chapters, and has been a reviewer for numerous scientific journals as well as National Institute of Health grants.

Dr. Pierce received his post-doctoral training at the University of Washington, Seattle, WA, his graduate education and training at Brown University School of Medicine in Providence, RI, and received his undergraduate education at Yale University in New Haven, CT. As a Fulbright Award recipient, Dr. Pierce studied Philosophy at the Albert-Ludwigs-University in Freiburg, Germany.

There is no family relationship between Dr. Pierce and any of the Company’s other officers or directors, and there have been no related transactions, and none are contemplated, between Dr. Pierce or any of his immediate family members and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Executive Employment Agreement

In connection with Dr. Pierce’s appointment, effective as of December 11, 2013, the Company entered into an executive employment agreement (the “Employment Agreement”) with Dr. Pierce. The principal terms of the Employment Agreement are as follows:

The Employment Agreement provides for an initial annual base salary of $260,000, as well as eligibility to receive an annual bonus at the discretion of the Board of Directors and eligibility to participate in the Company’s stock incentive plans at the discretion of the Board of Directors or a committee thereof.  The Employment Agreement also provides that, as an inducement material to his entering into employment with the Company, Dr. Pierce shall be granted a stock option award to purchase the Company’s common stock.  Such stock option award has been granted pursuant to approval by the Company’s Board of Directors or a committee thereof, and its terms are described in further detail under the heading “Inducement Stock Option Award” below.  The Employment Agreement has no stated term, and will continue until terminated by the Company or Dr. Pierce.  Dr. Pierce’s employment with the Company will be “at will” at all times, and the Employment Agreement could be terminated at any time by either the Company or Dr. Pierce.

The Employment Agreement also provides that if the Company terminates Dr. Pierce’s employment other than for cause, by death or by disability, or if Dr. Pierce terminates his employment with the Company for good cause, then Dr. Pierce shall be entitled to receive (i) severance payments equal to nine months of his then current annual base salary plus any accrued bonus, if such termination were to occur at any time before such time as Dr. Pierce has provided services for the Company for 12 months, or (ii) severance payments equal to 12 months of his then current annual base salary plus any accrued bonus, if such termination were to occur at any time after such time as Dr. Pierce has provided services for the Company for 12 months.  In all cases, Dr. Pierce’s receipt of any such severance payments would be conditioned on his execution of a release.

Under the terms of the Employment Agreement, (i) the term “for cause” is defined to mean (a) commission of a crime involving dishonesty, breach of trust, or physical harm to any person, (b) willful engagement in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement, (c) commission of a material breach of the Employment Agreement, which breach is not cured within 30 days after written notice to Dr. Pierce from the Company, (d) willful refusal to implement or follow a reasonable and lawful policy or directive of the Company, which breach is not cured within 30 days after written notice to Dr. Pierce from the Company, or (e) engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally, which misfeasance or malfeasance is not cured within 30 days after written notice to Dr. Pierce from the Company; and (ii) the term “good cause” is defined to mean any one or more of the following events without Dr. Pierce’s consent: (a) a reduction in the amount of Dr. Pierce’s base compensation or other Company action which materially and adversely affects Dr. Pierce’s working conditions, in either case in a manner that disproportionately adversely affects Dr. Pierce as compared to other senior management of the Company, (b) Dr. Pierce ceases to report directly to the Chief Executive Officer of the Company, provided that such change in reporting relationship results in a material reduction in Dr. Pierce’s authority, duties, or responsibilities, (c) any other material change in Dr. Pierce’s duties, authority or responsibilities with the Company relative to the duties, authority or responsibilities in effect immediately prior to such reduction, or (d) the Company’s relocation of Dr. Pierce’s work location more than 30 miles from Dr. Pierce’s then current work location; provided in each case that the Company shall have 15 business days following its receipt of written notice from Dr. Pierce to cure any such event before it is deemed an event constituting “good cause.”

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Inducement Stock Option Award

In connection with Dr. Pierce’s appointment and pursuant to the terms of his Employment Agreement, effective as of December 11, 2013, the Company granted to Dr. Pierce a stock option to purchase up to 1,700,000 shares of the Company’s common stock.  The stock option has an exercise price of $0.31 per share, equal to the closing price of the Company’s common stock on the date of grant of the stock option.  The stock option has a term of 10 years and will generally be forfeited if not exercised before the expiration of that term, or, if earlier, after the three-month period following the date of termination of Dr. Pierce’s employment with the Company. The stock option vests pursuant to the following schedule, subject to Dr. Pierce’s continued service for the Company through each vesting date: 34% of the shares subject to the stock option vested upon the date of grant, 33% shall vest on the one-year anniversary of the date of grant, and 33% shall vest on the two-year anniversary of the date of grant.

The stock option was granted pursuant to the approval of the Company’s Board of Directors outside of the Company’s 2011 Stock Incentive Plan, pursuant to an inducement stock option award agreement with terms substantially similar to those of non-qualified stock options granted under such plan. The foregoing description of such inducement stock option award agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

10.1	Executive Employment Agreement, dated December 11, 2013, by and between the Company and Robert Pierce.

10.2

Inducement Stock Option Award Agreement, dated December 11, 2013, by and between the Company and Robert Pierce (included as Exhibit A to the Executive Employment Agreement attached hereto as Exhibit 10.1).

10.3	Press Release, dated December 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: December 17, 2013	By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President & Chief Executive Officer